Exhibit 10.1

                            AGREEMENT
                            _________

This Agreement is signed this 15th day of March 1996 by and between, Churchill Technology Inc. ("Churchill" or the "Company") and FIMA Capital Corporation Ltd. (FCC)

1. In accordance with the Resolution by Unanimous Consent ratified by the Board of Directors of Churchill of the 7th of March 1996, Churchill will:

      1.1  Issue up to 50,000,000 new shares of common stock.(New
Stock).

      1.2 In consideration of the recent price fluctuations in the market price of the company's common stock and the high risk involved in the investment due to the precarity of the financial position of the Company the minimum sale price of the New Stock shall be 5 cts. per share (the "Issue Price").

2.   Churchill undertakes to issue the New Stock as follows:

      2.1 5,000,000 shares shall be made available to the employees and officers of the Company via an Employee Stock Programme that Churchill will put in place in accordance with the appropriate regulatory and statutory requirements. The persons eligible to purchase these shares shall have the option to purchase these shares at the Issue Price at any time during the 75 days following the signature of this Agreement.

      2.2 31,000,000 shares shall be issued to FCC for placement with its investors.

      2.3 14,000,000 shares shall be placed with an investment group introduced by FCC.

3.    FCC  will place 11,000,000 of the shares issued as per  2.2 above immediately with specifically identified investors for payment on or before the 29th of March 1996.

4. FCC will employ its best endeavours to place the balance of 20,000,000 shares of New Stock with its private investors at a price not less than 5 cts. per share. Such placement to be completed within 60 days from the date of the public announcement of the signature of this Agreement.

5. FCC may, at its option, purchase at the Issue Price part or all of the New Stock in 4 above for its own account, before the expiry of the limit date specified in 4 above.

6. If at the limit date specified in 4 above FCC has not been able to place the entire amount of the New Stock issued as per 4 above and has not already exercised its right to purchase such New Stock then FCC undertakes to purchase and pay for, at the Issue Price, all shares of the New Stock remaining unplaced or unsold on the limit date as specified in 4 above.

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7.    All  payments in respect of the purchase of the  New  Stock shall be effected by wire transfer or certified cheque to Churchill as directed at the time of settlement.

8.    FCC may at its sole discretion effect payment at the  Issue
Price for up to 4,000,000 of the shares specified in 4 above by the conversion of its current loan of US $ 200,000 to Churchill.

9. FCC may, in agreement with the consent of the lender, effect payment at the Issue Price for a further 2,800,000 of the New Stock specified in 4 above by the conversion of loans made to the Company by other Directors of the Company. New Stock for which payment is effected in this manner shall be issued to the lender whose loan is converted.

10. Churchill undertakes to use the funds arising from the issue of the New Stock as follows:

      10.1 The purchase of an income stream arising from licences granted for the use of the Novonr patents.

     10.2 The balance for general financing requirements.

11. The Agreement is construed in accordance with the laws of the State of New York.

12. This Agreement is the complete Agreement between the parties hereto and supersedes, annuls and replaces all other agreements, verbal or written, between the parties hereto and which may be relative to the issue of the New Stock.

In witness of the Agreements and covenants herein contained the parties hereto set their hands to this Agreement on the date first mentioned above:







Mr. Robert H. Downie               Mr. Gamal Marwan
Chairman, President & CEO          President
Churchill Technology Inc.          FIMA Capital Corporation Ltd.




Ms. Bertha Mitchell
Chief Financial Officer
Churchill Technology Inc.